                                 SCHEDULE 14A
                                 (Rule 14a-10)

                    INFORMATION REQUIRED IN PROXY STATEMENT


                            SCHEDULE 14A INFORMATION


                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
               SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. __)


Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement         [_]  Confidential, for Use of the
                                              Commission Only  (as permitted by
                                              Rule 14a-6(e)(2))
[_]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               PAB BANKSHARES, INC.
    ----------------------------------------------------------------------
                (Name of Registrant as Specified In Its charter)

Payment of Filing Fee (Check the appropriate box):

[X]  No Filing Fee Required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------

     (5)  Total fee paid:

          ---------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ---------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ---------------------------------------------------------------------

     (3)  Filing Party:

          ---------------------------------------------------------------------

     (4)  Date Filed:

          ---------------------------------------------------------------------

                              PAB BANKSHARES, INC.
                        3102 North Oak Street Extension
                            Valdosta, Georgia  31602
                                 (912) 241-2775

                                 ---------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          To be held on April 26, 1999

                                 ---------------

To the Shareholders of PAB Bankshares, Inc.:

     The annual meeting of Shareholders (the "Annual Meeting") of PAB Bankshares, Inc. (the "Company") will be held at the offices of The Park Avenue Bank, 3102 North Oak Street Extension, Valdosta, Georgia 31602 on Monday, April 26, 1999 at 11:00 a.m., for the following purposes:

          1. To elect five members to the Board of Directors to serve three year terms expiring at the Annual Meeting of Shareholders in 2002, three members to the Board of Directors to serve two year terms expiring at the Annual Meeting of Shareholders in 2001, and one member to the Board of Directors to serve a one year term expiring in 2000;

          2. To approve an amendment to the Company's Articles of Incorporation to increase the number of shares of common stock that the Company is authorized to issue from 15,000,000 shares to 98,500,000 shares;

          3. To approve the adoption of the PAB Bankshares, Inc. 1999 Stock Option Plan; and

          4. To consider such other business as may properly come before the Annual Meeting or any adjournments thereof.

     The Board of Directors has set March 10, 1999 as the record date for the Annual Meeting. Only shareholders of record at the close of business on the record date will be entitled to notice of and to vote at the Annual Meeting.

                              By Order of the Board of Directors

                              R. Bradford Burnette
                              President

Valdosta, Georgia
March 26, 1999

YOUR PROXY IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE VOTE BY COMPLETING, SIGNING AND MAILING THE ENCLOSED PROXY CARD TO THE COMPANY IN THE ACCOMPANYING ENVELOPE WHICH REQUIRES NO POSTAGE. YOUR PROXY MAY BE REVOKED, IF YOU CHOOSE, AT ANY TIME PRIOR TO THE VOTE BEING TAKEN AT THE ANNUAL MEETING.

                              PAB BANKSHARES, INC.
                        3102 North Oak Street Extension
                               Valdosta, Georgia
                                 (912) 241-2775

                                --------------

                                PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                          To be held on April 26, 1999

                              GENERAL INFORMATION

     This Proxy Statement is being furnished in connection with the solicitation by the Board of Directors of Proxies from the shareholders of PAB Bankshares, Inc. (the "Company") for use at the Annual Meeting of shareholders (the "Annual Meeting") to be held on April 26, 1999 at 11:00 a.m., local time, at the offices of Park Avenue Bank, 3102 North Oak Street Extension, Valdosta, Georgia 31602. The Company operates through its four subsidiaries, The Park Avenue Bank, Eagle Bank and Trust, Farmers & Merchants Bank, and First Community Bank of Southwest Georgia (collectively, the "Banks").

     The enclosed Proxy is for use at the Annual Meeting if a shareholder is unable to attend the Annual Meeting in person or wishes to have his shares voted by Proxy, even if he attends the Annual Meeting. The Proxy may be revoked by the person giving it at any time before its exercise, either by notice to the Secretary of the Company, by submitting a Proxy having a later date, or by such person appearing at the Annual Meeting and electing to vote in person. All shares represented by valid Proxies received pursuant to this solicitation and not revoked before their exercise, will be voted in the manner specified therein. If a Proxy is signed and no specification is made, the shares represented by the Proxy will be voted in favor of each of the proposals described in this Proxy Statement and in accordance with the best judgment of the persons exercising the Proxy with respect to any other matters properly presented for action at the Annual Meeting.

     This Proxy Statement and the enclosed Proxy are being mailed to the Company's shareholders on or about March 29, 1999.

     The Board of Directors has set March 10, 1999 as the record date for the Annual Meeting. Only shareholders of record at the close of business on the record date will be entitled to notice of and to vote at the Annual Meeting. As of the record date, there were 8,289,998 shares of common stock of the Company issued and outstanding.

     A quorum for the transaction of business at the Annual Meeting consists of the holders of the majority of the outstanding shares of common stock of the Company entitled to vote at the Annual Meeting present in person or represented by Proxy. Abstentions will be treated as present for purposes of determining a quorum. Shares held by a broker as nominee (i.e., in "street name") that are represented by Proxies at the Annual Meeting, but that the broker fails to vote on one or more matters as a result of incomplete instructions from a beneficial owner of the shares ("broker non-votes"), will also be treated as present for quorum purposes. Each share of common stock of the Company is entitled to one vote on each matter to come before the Annual Meeting.

     In addition to this solicitation by mail, the officers and employees of the Company without additional compensation, may solicit Proxies in favor of the proposals if deemed necessary, by personal contact, letter, telephone or other means of communication. Brokers, nominees and other custodians and fiduciaries will be requested to forward proxy solicitation material to the beneficial owners of the shares of common stock of the Company where appropriate, and the Company will reimburse them for their reasonable expenses incurred in connection with such transmittals. The costs of solicitation of Proxies for the Annual Meeting will be borne by the Company.

                                 PROPOSAL ONE:
                             ELECTION OF DIRECTORS

     The members of the Board of Directors of the Company are elected by the shareholders. The directorships of the Company are divided into three classes, with the members of each class generally serving three year terms. This year, however, because of certain additions to the Board of Directors occurring since the last annual meeting of shareholders and described more fully below, certain nominees for election as director at the Annual Meeting will, if elected, serve initial terms of less than three years. The Board of Directors presently consists of 15 members.

     The Board of Directors increased in size by five directors in 1998 as a result of mergers between the Company and Eagle Bancorp, Inc. ("Eagle") and Investors Financial Corp. ("Investors"). Pursuant to the terms of the applicable merger agreements, the Board of Directors increased the size of the Board of Directors and appointed three former Investors directors, John M. Simmons, Bill J. Jones, and Tracy A. Dixon, and two former Eagle directors, James B. Lanier, Jr. and Paul E. Parker, to serve on the Board of Directors until the Annual Meeting. Also pursuant to such agreements, the Board of Directors has nominated those directors for election to the Board of Directors to serve in the classes indicated below.

     The Board of Directors has nominated five persons, two of whom have been added to the Board of Directors since the 1998 annual meeting of shareholders, for election as directors of the Company at the Annual Meeting to hold office until the 2002 Annual Meeting and until their successors are duly elected and qualified, and three persons who have been added to the Board of Directors since the 1998 annual meeting of shareholders for election as directors of the Company to hold office until the 2001 Annual Meeting and until their successors are duly elected and qualified. In addition, in order to comply with Georgia law requiring that classes of directors be apportioned so as to be as nearly equal in number as possible, the Board of Directors has re-classified James L. Dewar, Jr., whose term was set to expire in 2001, to serve in the class of directors whose term expires in 2000. Mr. Dewar has consented to this re-classification. Thus, Mr. Dewar has been nominated for election as a director to hold office until the 2000 Annual Meeting and until his successor is duly elected and qualified. The terms of the remaining directors of the Company will continue as indicated below.

Vote Required
-------------

     If for any reason any nominee should become unable or unwilling to accept nomination or election, persons voting the Proxies will vote for the election of another nominee designated by the Board of Directors. Management of the Company has no reason to believe that any nominee will not serve, if elected. With regard to election of directors, votes may be cast for or votes may be withheld from each nominee. The proposal to elect nine directors to serve as members of the Board of Directors as described in this Proxy Statement requires the affirmative vote of a plurality of the shares of common stock of the Company present in person or represented by proxy at the Annual Meeting. Votes that are withheld, abstentions, and broker non-votes will have no effect on the election of directors.

Nominations for Election and Information Regarding Directors
------------------------------------------------------------

     Set forth below is information about each nominee for election to a term as a director and each incumbent director whose term of office expires at the Annual Meetings in 2000 or 2001.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO ELECT AS DIRECTORS THE NOMINEES NAMED BELOW.

Nominees for Election to Terms Expiring 2002 Annual Meeting
-----------------------------------------------------------

================================================================================

R. BRADFORD BURNETTE
Director since 1982
Age 59

     Mr. Burnette has been President, Chief Executive Officer and a director of the Company since 1982. Mr. Burnette was the Chief Executive Officer of The Park Avenue Bank from 1990 to 1997, was the President from 1983 to 1990, and was Executive Vice President from 1968 to 1982. He has been a director of The Park Avenue Bank since 1968, a director of the Farmers & Merchants Bank since 1986, a director of the Banker's Bank since 1990, and a director of First Community Bank of Southwest Georgia since 1995, where he was Chief Executive Officer from 1996 to 1998. Mr. Burnette has more than 33 years experience in the banking business.

================================================================================

WILLIAM S. COWART
Director since 1990
Age 45

     Mr. Cowart has been a director of the Company since 1990 and has been a director of The Park Avenue Bank since 1990. Mr. Cowart has been President since 1990 and became Chief Executive Officer in 1997 of The Park Avenue Bank. Previously, Mr. Cowart served as president of the First Union National Bank, Valdosta, Georgia in 1989 and in other capacities since 1976.

================================================================================

THOMPSON KURRIE, JR.
Director since 1989
Age 50

     Mr. Kurrie has been a director of the Company since 1989 and has been a director of The Park Avenue Bank since 1989. Mr. Kurrie is a partner with the law firm of Coleman, Talley, Newbern, Kurrie, Preston & Holland where he has practiced law since 1985. Mr. Kurrie is also a certified public accountant having previously served as a partner in the accounting firm of Coopers & Lybrand from 1976 to 1983.

================================================================================

PAUL E. PARKER
Director since 1998
Age 50

     Mr. Parker has been a director of the Company since 1998 and has been a director of Eagle Bank and Trust since its founding in 1990. Mr. Parker also served on the Board of Directors of Eagle Bancorp, Inc., where he was Vice Chairman, from 1990 to 1998. Mr. Parker has served as the Vice President of Claxton Bakery, Inc., a family owned wholesale bakery, since 1970 and has served as a director of The Claxton Bank since 1977 and Southern Bankshares, Inc. since 1998.

================================================================================

================================================================================

TRACY A. DIXON
Director since 1998
Age 57

     Mr. Dixon has been a director of the Company and First Community Bank of Southwest Georgia since the merger between the Company and Investors Financial Corp. in 1998. Mr. Dixon has also served as Chief Executive Officer of First Community Bank of Southwest Georgia since August 1998. Mr. Dixon served as director, President and Chief Executive Officer of Investors Financial Corp. and Bainbridge National Bank from 1991 to 1998. Mr. Dixon has 33 years of experience in the banking business.

================================================================================

Nominees for election to Term Expiring 2001 Annual Meeting
----------------------------------------------------------

================================================================================

BILL J. JONES
Director since 1998
Age 70

     Mr. Jones has been a director of the Company since 1998 and, since that time, has also served as a director, Vice Chairman, and Chairman of the Loan Committee of First Community Bank of Southwest Georgia. Mr. Jones was the Chairman of Investors Financial Corp. and Bainbridge National Bank from 1991 to 1998. In 1987, Mr. Jones retired as President and Chief Executive Officer of Citizens & Southern National Bank, Decatur County after 36 years of experience in the banking business.

================================================================================

JAMES B. LANIER, JR.
Director since 1998
Age 52

     Mr. Lanier has been a director of the Company since 1998 and was a founding director of Eagle Bank and Trust, where he has served as Chairman of the Board since 1997. Mr. Lanier also served as Chairman of the Board of Eagle Bancorp, Inc. from 1997 to 1998 and was a director from 1990 to 1998. Mr. Lanier has been involved in real estate appraisals and forestry consulting since 1974 and has been the President and owner of Lanier Appraisals, Inc. and the Secretary-Treasurer and partner of Lanier-Brookins Inc., a forestry consulting firm, since 1989.

================================================================================

JOHN M. SIMMONS
Director since 1998
Age 60

     Mr. Simmons has been a director of the Company and First Community Bank of Southwest Georgia since 1998. Mr. Simmons was a director of Investors Financial Corp. and Bainbridge National Bank from 1991 to 1998. Mr. Simmons is also the chairman of Elberta Crate and Box Company and has been employed by Elberta Crate and Box Company since 1961.

================================================================================

Nominee For Election to Term Expiring 2000 Annual Meeting
---------------------------------------------------------

JAMES L. DEWAR, JR.
Director since 1982
Age 55

     Mr. Dewar, Jr. has been a director of the Company since 1982 and has been a director of The Park Avenue Bank since 1969. Mr. Dewar, Jr. has been the President of Dewar Properties, Inc. since 1982 and Dewar Realty, Inc. since 1978 and has been involved in real estate development, construction and management for the past 27 years.

================================================================================

Incumbent Directors - Terms Expiring 2001 Annual Meeting
--------------------------------------------------------

================================================================================

D. RAMSAY SIMMONS, JR.
Director since 1995
Age 66

     Mr. Simmons has been a director of the Company since 1995, and has been a director of First Community Bank of Southwest Georgia since 1968. He has been Chairman of the Board of Directors of First Community Bank of Southwest Georgia since 1985. Mr. Simmons has been President of Elberta Crate and Box Company since 1976.

================================================================================

F. FERRELL SCRUGGS, SR.
Director since 1989
Age 60

     Mr. Scruggs has been a director of the Company since 1989 and has been a director of The Park Avenue Bank since 1989. Mr. Scruggs has served as the Chairman of the Scruggs Company, a construction business, since 1995 and was President and Chief Operating Officer for 30 years before. Mr. Scruggs has more than 36 years of experience in the construction business.

================================================================================

Incumbent Directors - Terms Expiring 2000 Annual Meeting
--------------------------------------------------------

================================================================================

JAMES L. DEWAR, SR.
Director since 1982
Age 86

     Mr. Dewar, Sr. has been Chairman of the Board of the Company since 1982, Chairman of the Board of The Park Avenue Bank since 1967, Chairman of the Board of Farmers & Merchants Bank since 1986, and a director of First Community Bank of Southwest Georgia since 1995. Mr. Dewar, Sr. has been involved in the banking business for the past 40 years.

================================================================================

C. LARRY WILKINSON
Director since 1995
Age 51

     Mr. Wilkinson has been a director of the Company and The Park Avenue Bank since 1986, and a director of Farmers & Merchants Bank since 1986 and its Chief Executive Officer since 1995. Mr. Wilkinson has been Executive Vice President and Chief Financial Officer of the

Company since 1990 and was Executive Vice President and Chief Financial Officer of The Park Avenue Bank from 1990 to 1997. Previously he had been Senior Vice President of The Park Avenue Bank from 1983 to 1990. Mr. Wilkinson has more than 31 years experience in the banking business.

================================================================================

JOE P. SINGLETARY, JR.
Director since 1989
Age 61

     Mr. Singletary has been a director of the Company since 1989 and has been a director of The Park Avenue Bank since 1989. Mr. Singletary has been an executive officer and an owner of Sing Bros., Inc., a gasoline and wholesale/retail company, since 1974 and Tripo, Inc., a similar business, since 1987 and has more than 27 years experience in the gasoline and wholesale/retail business.

================================================================================

WALTER W. CARROLL, II
Director since 1989
Age 50

     Mr. Carroll has been a director of the Company since 1989 and has been a director of The Park Avenue Bank since 1989. Mr. Carroll served as an executive officer and an owner of Sunset Farm Foods, Inc. from 1971 to 1997, and has more than 26 years experience in the meat processing business. Mr. Carroll retired from Sunset Farm Foods, Inc. in 1997.

================================================================================

     There are no family relationships between any of the directors or executive officers of the Company or the Banks, except for the following: James L. Dewar, Jr., is the son of James L. Dewar, Sr.; Jeff Hanson, President of First Community Bank of Southwest Georgia, is the son-in-law of R. Bradford Burnette;
D. Ramsay Simmons, Jr. is the brother of John M. Simmons; F. Ferrell Scruggs, Sr. is the brother of J. Kenneth Scruggs, Jr., a director of The Park Avenue Bank; Paul E. Parker is the brother of W. Dale Parker, a director of Eagle Bank and Trust; and James B. Lanier, Jr. is the cousin of the late husband of Betty
K. Minick, a director of Eagle Bank & Trust.

                                 PROPOSAL TWO:
    APPROVAL OF AMENDMENT TO ARTICLES OF INCORPORATION TO INCREASE NUMBER OF
                       AUTHORIZED SHARES OF COMMON STOCK

  On February 22, 1999, the Board of Directors unanimously adopted a resolution approving and recommending to the shareholders for their approval an amendment to the Company's Articles of Incorporation to increase the number of shares of common stock that the Company is authorized to issue from 15,000,000 shares to 98,500,000 shares. If the proposed amendment is approved by the shareholders, 98,500,000 shares of common stock will be authorized for issuance, and 88,832,942 shares would be unissued and not reserved for issuance at the time of the preparation of this Proxy Statement (assuming shareholder approval of the PAB Bankshares, Inc., 1999 Stock Option Plan discussed below). The additional shares of authorized common stock may be issued by the Company without any further action or approval by the shareholders unless that approval is required under applicable law or stock exchange regulations. No change is being proposed to the number of authorized shares of preferred stock. The proposal, if approved, would amend Section (a) of Article IV of the Articles of Incorporation to read as follows:

     Authorized Shares. The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 100,000,000 consisting of

     98,500,000 shares of common stock (the "Common Stock"), and 1,500,000 shares of preferred stock (the "Preferred Stock"). The shares may be issued from time to time as authorized by the Board of Directors of the Corporation without further approval of the shareholders except as otherwise provided herein or to the extent that such approval is required by law, rules and regulations. No shareholder shall have a preemptive right to acquire unissued shares of capital stock. The Corporation may acquire its own shares of capital stock and shares so acquired constitute authorized but unissued shares.

Purpose of Proposed Amendment
-----------------------------

     The purpose of the proposed amendment is to provide additional authorized shares of common stock for possible use in connection with future acquisitions, future financings, investment opportunities, employee benefit or dividend reinvestment plan distributions, other distributions, such as stock dividends or stock splits, and for other corporate purposes. The 2:1 stock split that became effective on March 10, 1998 doubled the number of outstanding shares of the Company's Common Stock, so that the Company's ability to undertake these types of transactions or distributions in the future will be significantly restricted unless the total number of authorized shares is increased. The Board of Directors believes that an increase in the total number of shares of authorized common stock will help the Company to meet future needs and give the Company greater flexibility in responding quickly to advantageous business opportunities.

     The authorization of additional shares will have no dilutive effect on the proportionate voting power of the Company's present shareholders. However, to the extent that shares are subsequently issued to persons other than present shareholders or in proportions other than the proportion that currently exists, such issuance could have a substantial dilutive effect on earnings per share and book value per share and on the voting power of existing shareholders. The issuance of additional shares of common stock could also be deemed under certain circumstances to have an anti-takeover effect, such as if the shares were issued to dilute the equity ownership and corresponding voting power of a shareholder or group of shareholders who may oppose the policies or strategic plans of the Company's existing management. On this basis, the proposed increase in authorized shares could enable the Board of Directors to render more difficult or discourage an attempt by another person or entity to obtain control of the Company through a merger, tender offer, or proxy contest, or to remove incumbent management, even if such an attempt were favorable to the interests of shareholders. The Board of Directors does not, however, view the increase in the number of authorized shares as an anti-takeover measure and has no present intention of issuing any of the additional shares for such purposes.

Vote Required
-------------

     The proposal to amend the Articles of Incorporation to increase the number of authorized shares of common stock requires the affirmative vote of a majority of the outstanding shares of common stock of the Company entitled to vote at the Annual Meeting. Votes may be cast for or against this proposal, or shareholders may abstain from voting thereon. The failure of a shareholder to submit a proxy or to vote in person at the Annual Meeting, including abstentions and broker non-votes, will have the same effect as a vote against this proposal.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO APPROVE THE AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK THAT THE COMPANY IS AUTHORIZED TO ISSUE FROM 15,000,000 SHARES TO 98,500,000 SHARES.

                                PROPOSAL THREE:
                        APPROVAL OF THE ADOPTION OF THE
                  PAB BANKSHARES, INC. 1999 STOCK OPTION PLAN

     On March 15, 1999, the Board of Directors adopted a resolution approving and recommending to the shareholders for their approval the PAB Bankshares, Inc. 1999 Stock Option Plan (the "1999 Stock Option Plan") which authorizes the Company to grant options to purchase up to 600,000 shares of the common stock of the Company. The Company will receive no consideration for stock options granted under the 1999 Stock Option Plan. Under the 1999 Stock Option Plan, the Company has the authority to grant both nonqualified stock options ("NQSOs") and incentive stock options ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). In order for the company to issue ISOs under the 1999 Stock Option Plan, shareholder approval is required under both the plan itself and the Code. In addition, the American Stock Exchange ("AMEX"), on which shares of the Company's common stock are listed, requires shareholder approval as a condition to listing shares reserved for options to be granted pursuant to the 1999 Stock Option Plan. Accordingly, the 1999 Stock Option Plan is being submitted to the shareholders for their approval so that the Company may issue such ISOs, and so that shares issued pursuant to option exercises can be listed on AMEX.

Major Provisions of the 1999 Stock Option Plan
----------------------------------------------

     The following summary of the 1999 Stock Option Plan outlined below is qualified in its entirety by reference to the full text of the 1999 Stock Option Plan, which is set forth in the attached Appendix A. The major provisions of the 1999 Stock Option Plan are as follows:

     Purpose: The purpose of the 1999 Stock Option Plan is to maximize the long-term success of the Company, to ensure a balanced emphasis on both current and long-term performance, to enhance participants' identification with shareholders' interests and to facilitate the attraction and retention of key individuals with outstanding abilities. The 1999 Stock Option Plan provides for the grant to members of the Board of Directors, employees, consultants and advisors of the Company and its affiliates who have made or have the capability of making a substantial contribution to the success of the Company, of options to purchase shares of the Company's common stock.

     Administration: In adopting the 1999 Stock Option Plan, the Board of Directors designated the Stock Option Committee, to be appointed from time to time by the Board of Directors from among its members, to administer the 1999 Stock Option Plan. In the event the Stock Option Committee fails to satisfy the requirements of Securities Exchange Act of 1934 Rule 16b-3, grants made to directors, executive officers, and ten percent beneficial owners of the Company shall either be made by the full Board of Directors or by a subcommittee of the Stock Option Committee that satisfies such requirements. References in this discussion of the 1999 Stock Option Plan to the Stock Option Committee shall be deemed to be references to the Board of Directors if the Board of Directors does not appoint a Stock Option Committee.

     Eligibility: The persons who are eligible to receive awards pursuant to the 1999 Stock Option Plan are members of the Board of Directors, employees, consultants and advisors of the Company and its affiliates as the Stock Option Committee selects from time to time, but in no event may a person who is not an employee of the Company or its subsidiaries be granted ISOs under the 1999 Stock Option Plan. The Company estimates that at the present time all of the 250 employees of the Company and its subsidiaries are eligible to participate in the 1999 Stock Option Plan. In addition, each of the 49 directors of the Company and the Banks who are not employees or officers of the Company or its subsidiaries will be eligible to participate in the 1999 Stock Option Plan.

     Option Types: The 1999 Stock Option Plan permits the Stock Option Committee to grant, in its discretion, ISOs and NQSOs. Stock options designated as ISOs are intended to comply with Section 422 of the Code. The Company's officers and employees are eligible to receive either ISOs or NQSOs under the 1999 Stock Option Plan. Other individuals, including directors, who are not employees or officers of the Company or its subsidiaries may only receive NQSOs under the 1999 Stock Option Plan.

     Option Price: The Stock Option Committee determines the exercise price per share of the options, but in the case of ISOs, the price will in no event be less than the Fair Market Value (as defined in the 1999 Stock Option Plan) of a share of common stock on the date the ISO is granted.

     Time And Manner Of Exercise: Options may be exercised in whole at anytime, or in part from time to time with respect to whole shares only, within the period permitted for exercise and shall be exercised by written notice to the Company. Payment for shares of common stock purchased upon exercise of an option shall be made in cash or in such other form as the Stock Option Committee may specify in the applicable option agreement. In addition, the Company may, in its sole discretion, withhold or require an optionee to pay or reimburse the Company for any taxes which the Company determines are required to be withheld in connection with the grant or any exercise of an option.

     Nontransferability: During the lifetime of the participant, ISOs awarded under the 1999 Stock Option Plan may be exercised only by such person or by such person's guardian or legal representative. Any vested portion of a NQSO may be transferred during the lifetime of the participant only if the transfer is approved in advance by the Stock Committee or the Board of Directors, in their sole discretion.

     Amendment Or Termination: The Board of Directors may terminate and in any respect amend or modify the 1999 Stock Option Plan, except that shareholder approval is required in order to (i) increase the total number of shares of Common Stock available under the 1999 Stock Option Plan (unless such increase is a result of changes in capitalization as described in the 1999 Stock Option
Plan), (ii) materially modify the requirements as to eligibility for participation in the 1999 Stock Option Plan, or (iii) extend the term of the 1999 Stock Option Plan.

Federal Income Tax Consequences of the 1999 Stock Option Plan
-------------------------------------------------------------

     Incentive Stock Options

     Under the Code, an employee generally recognizes no regular taxable income as the result of the grant or exercise of an ISO. However, an amount equal to the difference between the fair market value of the stock on the date of exercise and the exercise price will be treated as an item of adjustment in the year of exercise for purposes of the alternative minimum tax.

     The Company will not be allowed a deduction for federal income tax purposes in connection with the grant or exercise of an ISO, regardless of the applicability of the alternative minimum tax to the optionee. The Company will be entitled to a deduction, however, to the extent that ordinary income is recognized by the optionee upon a disqualifying disposition (see below).

     Upon a sale or exchange of the shares at least two years after the grant of an ISO and one year after exercise of the option, gain or loss will be recognized by the optionee equal to the difference between the sale price and the exercise price. Such gain or loss will be characterized for federal income tax purposes as long-term capital gain or loss. The Company is not entitled to any deduction under these circumstances.

     If any optionee disposes of shares acquired upon issuance of an ISO prior to completion of either of the above holding periods, the optionee will have made a "disqualifying disposition" of the shares. In such event, the optionee will recognize ordinary income at the time of disposition equal to the difference between the exercise price and the lower of the fair market value of the shares at the date of the option exercise or the sale price of the shares. The Company generally will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee on a disqualifying disposition.

     If the sale price of the shares is lower than the exercise price, the optionee generally will be entitled to a capital loss equal to the difference. If the sale price of the shares exceeds the fair market value of the shares on the date of option exercise, the optionee will recognize capital gain on such disqualifying disposition in an amount equal to the difference between (i) the amount realized by the optionee upon such disqualifying disposition of the shares and (ii) the exercise price, increased by the total amount of ordinary income, if any, recognized by the optionee upon such disqualifying disposition (as described in the second sentence of the preceding paragraph). Any such capital gain or loss resulting from a disqualifying disposition of shares acquired upon exercise of an ISO will be long-term capital gain or loss if the shares with respect to which such gain or loss is realized have been held for more than 12 months.

     Nonqualified Stock Options

     An optionee generally recognizes no taxable income as the result of the grant of any NQSO, assuming that the option does not have a readily ascertainable fair market value at the time it is granted (which is usually the case with plans of this type). Upon exercise of an NQSO, an optionee will normally recognize ordinary compensation income for federal tax purposes equal to the excess, if any, of the then fair market value of the shares over the exercise price. Optionees who are employees will be subject to withholding with respect to income recognized upon exercise of an NQSO.

     The Company will be entitled to a tax deduction to the extent and in the year that ordinary income is recognized by the exercising optionee, so long as the optionee's total compensation is deemed reasonable in amount.

     Upon a sale of shares acquired pursuant to the exercise of an NQSO, any difference between the sale price and the fair market value of the shares on the date of exercise will be treated as capital gain or loss, and will qualify for long-term capital gain or loss treatment if the shares have been held for more than 12 months.

Information Regarding New Plan Benefits
---------------------------------------

     Awards under the 1999 Stock Option Plan are discretionary. Accordingly, neither future awards ("new plan benefits") under the 1999 Stock Option Plan nor benefits on amounts which would have been received or allocated had the 1999 Stock Option Plan been in effect in 1998 are determinable at this time. Reference is made to the section captioned "Executive Compensation" of this Proxy Statement for detailed information on stock option awards and exercises of such awards by certain executive officers under the PAB Bankshares, Inc. 1994 Employee Stock Option Plan.

Market Price of Common Stock
----------------------------

     The closing price of the Company's common stock as quoted on the American Stock Exchange was $15.50 per share on March 10, 1999. As of such date the approximate aggregate market value of the shares of the Company's common stock available for issuance under the 1999 Stock Option Plan was $9,300,000.

Vote Required
-------------

     The proposal to approve the adoption of the 1999 Stock Option Plan requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal. Votes may be cast for or against this proposal, or shareholders may abstain from voting thereon. Abstentions will have the effect of a vote against the proposal, but the failure of a shareholder to submit a proxy or attend the Annual Meeting, including broker non-votes, will have no effect on the outcome of this proposal.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE ADOPTION OF THE 1999 STOCK OPTION PLAN.

                                 OTHER MATTERS

     At the time of the preparation of this Proxy Statement, the Company was not aware of any matters to be presented for action at the Annual Meeting other than the Proposal referred to herein. If other matters are properly presented for action at the Annual Meeting, it is intended that the persons named as Proxies will vote or refrain from voting in accordance with their best judgment on such matters.

               MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

     The Board of Directors of the Company had 13 meetings during the 1998 fiscal year.

     The Board of Directors has an Audit Committee and a Compensation Committee. The Audit Committee consists of three members and had five meetings during the 1998 fiscal year. The Audit Committee reviews the scope and timing of the audit services of the Company's independent accountants and any other services such accountants are asked to perform, their report on the Company's financial statements following completion of their audit and the Company's policies and procedures with respect to internal accounting and financial controls. The members of the Audit Committee are Walter W. Carroll, II, Thompson Kurrie, Jr., and D. Ramsay Simmons, Jr.

     The Compensation Committee consists of five members and had two meetings during the 1998 fiscal year. The Compensation Committee reviews and recommends to the Board of Directors the compensation and benefits of all officers of the Company, and reviews general policy matters relating to compensation and benefits of employees of the Company. The members of the Compensation Committee are James L. Dewar, Jr., F. Ferrell Scruggs, Sr., Walter W. Carroll, II, Thompson Kurrie, Jr. and Joe P. Singletary, Jr.

     Except for C. Larry Wilkinson, who resigned his seat in 1994 pursuant to a reorganization of the Board of Directors and returned to the Board of Directors in 1995, all directors have served continuously since their first election. Each director attended at least 75% of the meetings of the Board of Directors and the meetings of the committees of which he was a member in 1998.

                             EXECUTIVE COMPENSATION

Report of the Compensation Committee on Executive Compensation
--------------------------------------------------------------

     In accordance with rules of the Securities and Exchange Commission (the "Commission"), the Compensation Committee of the Board of Directors of the Company is providing the following report regarding compensation policies for executive officers and the Chief Executive Officer of the Company with respect to compensation paid to such persons during the last fiscal year.

     During 1998, the Compensation Committee of the Company was comprised of James L. Dewar, Jr., F. Ferrell Scruggs, Sr., Walter W. Carroll, II, Thompson Kurrie, Jr., and Joe P. Singletary, Jr., each a non-employee director of the Company. It is the Compensation Committee's responsibility to establish the salaries, bonuses and other compensation of the Chief Executive Officer and other executive officers of the Company and its banking subsidiaries. In formulating its compensation policy and decisions, the Compensation Committee engages the services of Matthews, Young, a management consulting firm, and endeavors to provide a competitive compensation package that enables the Company to attract and retain key executives and to integrate compensation programs with the Company's annual and long-term business strategies and objectives and focus executive actions on the fulfillment of those objectives.

     The Company's executive compensation program generally consists of base salary, annual incentive compensation and long-term equity incentives in the form of stock options. With respect to the base salary of the Chief Executive Officer and Chief Financial Officer of the Company, the Compensation Committee utilizes a report prepared by Matthews, Young and selects a salary based on a combination of grade and salary level set forth in the report. Base salaries are not based on the performance of the Company but are rather intended to be commensurate with salaries paid to similarly situated executive officers. With respect to the executive officers of the Banks, the Compensation Committee employs similar methodology to that used in selecting the base salary of the Chief Executive Officer.

     In order to align more closely the interests of management with the interests of the shareholders of the Company, however, the Compensation Committee also employs performance based measures in the form of both short term and long term incentive compensation awards. The Compensation Committee utilizes an annual incentive award in the form of a cash bonus for the Chief Executive Officer and the Chief Financial Officer of the Company. The maximum amount of this bonus, as a percentage of base salary, is determined by reference to a selected grade in the Matthews, Young report. The actual amount of the bonus is calculated as a percentage of base salary, which percentage depends on the percentage growth in earnings per share of the Company based on a formula defined annually by the Compensation Committee. The executive officers of the Banks, on the other hand, receive annual incentive bonuses which are tied not to the performance of the Company, but rather to the return on assets, return on equity, growth of assets, and net income of their respective Banks.

     Finally, the Company's long term incentive program emphasizes the grant of stock options exercisable for shares of the Company's common stock. Stock options are awarded by the Board of Directors after taking into account various factors in evaluating the size of stock option grants, including the achievement of performance goals set by the Compensation Committee and the need to retain individuals who will perform valuable service to the Company.

     In 1998, the base salary of R. Bradford Burnette, Chief Executive Officer of the Company, was selected from the report of Matthews, Young based on a combination of grade and salary level so as to be commensurate with the salaries of similarly situated chief executive officers. Mr. Burnette's annual incentive bonus for the past year equaled 32% of his base salary, which percentage was calculated under the formula set by the Compensation Committee based on a 14.86% increase in earnings per share during the year. Due to a limited number of remaining shares reserved for issuance under the PAB Bankshares, Inc. 1994 Employee Stock Option Plan, the Board of Directors only granted to Mr. Burnette options to purchase 2,000 shares of the Company's common stock in 1998. This relatively low total of options granted to Mr. Burnette, as compared to option grants for 30,000 shares in 1997, was not a reflection of corporate performance but rather a result of limited capacity under the plan. The Board of Directors has adopted and is recommending to the shareholders for their approval a new stock option plan, which, if adopted, will provide additional shares for future option grants. See "Proposal Three--Approval of the Adoption of the PAB Bankshares, Inc. 1999 Stock Option Plan."

     The Compensation Committee considered the salaries and bonuses of all executive officers of the Company and the Banks to be commensurate with those paid to similarly positioned executives in similar companies. Information on salaries for comparable executives is provided by Matthews, Young in the form of grades, annual base salary and incentive awards.

James L. Dewar, Jr.
F. Ferrell Scruggs, Sr.
Walter W. Carroll, II
Thompson Kurrie, Jr.
Joe P. Singletary, Jr.

Summary Compensation Table
--------------------------

     The following table sets forth a summary of compensation paid to or accrued on behalf of the chief executive officer and the other executive officers of the Company whose aggregate compensation exceeded $100,000 for services rendered during fiscal year 1998.

                                                                                              Long Term
                                                                                             Compensation
                                            Annual Compensation                                  Awards
                                    -------------------------------------------------        ------------
                                                                                               Securities
   Name and                                                              Other Annual          Underlying         All Other
   Principal            Fiscal                                           Compensation           Options         Compensation
   Position              Year       Salary ($)       Bonus ($)              ($)(1)               (#)(2)             ($)(3)
   --------             ------      ----------       ---------           ------------          ----------       ------------
R. Bradford Burnette,    1998         178,000          56,960                16,800               2,000             67,508
President and CEO of     1997         159,600          51,040                16,350              30,000             60,328
the Company              1996         149,532          42,426                16,550              40,000             54,230

William S. Cowart        1998         113,000          27,067                10,275               2,000             23,137
President of The Park    1997         106,400          27,560                 8,900              20,000             20,933
Avenue Bank (a           1996          98,100          25,710                 8,550              28,000             18,632
subsidiary of the
Company)

C. Larry Wilkinson       1998         113,000          29,380                12,900               2,000             27,980
Executive Vice           1997         100,420          26,000                11,050              20,000             24,499
President of the         1996          82,350          21,636                11,100              28,000             20,897
Company

Tracy A. Dixon           1998         104,000          19,232                 6,600               1,000              2,773
Chief Executive          1997          99,961           6,200                 1,500                 -0-              2,468
Officer of First         1996          98,846           4,200                 1,500                 -0-              2,100
Community Bank of
Southwest Georgia (a
subsidiary of the
Company)

(1) The reported amount consists of director's fees. Compensation does not include any perquisites and other personal benefits which may be derived from business-related expenditures that in the aggregate do not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for such person.

(2) The options have been adjusted to reflect two-for-one stock splits in 1996 and 1998.

(3) The reported amount consists of The Park Avenue Bank's contribution to its Profit Sharing Plan, Section 401(K) Plan, and amounts accrued under a Salary Continuation Plan.

Option Grants Table
-------------------

       The following table sets forth certain information regarding the grant of stock options in the 1998 fiscal year to the persons named in the Summary Compensation Table and the value of options held by such persons at the end of such fiscal year.

                          Option Grants in Last Fiscal Year
                                  Individual Grants
-----------------------------------------------------------------------------------------------
                         Number of                                                                      Potential Realizable Value
                         Securities             % of Total                                              at Assumed Annual Rates of
                         Underlying          Options Granted    Exercise or                              Stock Price Appreciation
                           Options           to Employees in    Base Price                                   for Option Term(2)
      Name             Granted (1)(3)          Fiscal Year      ($/Sh)(1)      Expiration Date              5%($)         10%($)
      ----             --------------        ---------------    -----------    ---------------          ----------      ----------
R. Bradford  Burnette       2,000                3.67%              12.06      January 1, 2008             15,172         38,449

William S. Cowart           2,000                3.67%              12.06      January 1, 2008             15,172         38,449

C. Larry  Wilkinson         2,000                3.67%              12.06      January 1, 2008             15,172         38,449

Tracy A. Dixon              1,000                1.83%              21.63      June 19, 2008               13,600         34,465

(1) The number of securities underlying options and the exercise or base price per share has been adjusted to reflect a two-for-one stock split in 1998.

(2) Based on actual option term and annual compounding. These amounts are calculated pursuant to applicable requirements of the Securities and Exchange Commission and do not represent a forecast of the future appreciation of the common stock.

(3) Mr. Burnette's options may be exercised immediately. Options granted to the other optionees may be exercised in five annual installments beginning January 1, 1999. All options expire and are void unless exercised on or before ten years following the grant date. Options may be exercised for a period of up to three months from the date of employment termination to the extent of the number of options which could be exercised at such date of termination.

Option Exercise and Fiscal Year-End Option Value Table
------------------------------------------------------

     The following table sets forth certain information regarding the exercise of stock options in the 1998 fiscal year by the persons named in the Summary Compensation Table and the value of options held by such persons at the end of such fiscal year.

                                     Aggregated Option Exercises in Last Fiscal Year
                                            and Fiscal Year-End Option Values
------------------------------------------------------------------------------------------------------------------
                                                    Individual Grants
------------------------------------------------------------------------------------------------------------------
                                                              Number of Securities         Value of Unexercised
                                                             Underlying Unexercised        In-the-Money Options
                                                           Options at FY-End (#)/(1)/        at FY-End ($)/(2)/
                     Shares Acquired
       Name          on Exercise (#)   Value Realized ($)   Exercisable/Unexercisable    Exercisable/Unexercisable
-------------------  ----------------  -------------------  -------------------------    -------------------------
------------------------------------------------------------------------------------------------------------------

R. Bradford Burnette        0                  0                         72,000/0                     765,360/0
------------------------------------------------------------------------------------------------------------------

William S. Cowart           0                  0                    15,200/34,800               172,926/358,199
------------------------------------------------------------------------------------------------------------------

C. Larry Wilkinson          0                  0                    15,200/34,800               172,926/358,199
------------------------------------------------------------------------------------------------------------------

Tracy A. Dixon              0                  0                          0/1,000                           0/0
------------------------------------------------------------------------------------------------------------------

/(1)/ The options have been adjusted to reflect a two-for-one stock split in 1998.

/(2)/ Market value of underlying securities at exercise of year end ($18.63), minus the option exercise price.

Director Compensation
---------------------

     The directors of the Company are paid directors' fees of $3,000 per annum plus $300 per meeting for attendance at meetings of the Board of Directors and $100 per meeting for attendance at meetings of committees of the Board of Directors.

Directors Deferred Stock Purchase Plan
--------------------------------------

     On April 18, 1994, the Company's shareholders approved the Directors Deferred Stock Purchase Plan (the "Director Plan"), which provided that a director of the Company or any subsidiary could elect to receive shares of common stock of the Company in lieu of the cash compensation otherwise payable as director's fees for services as a member of the Board of Directors of the Company (or any of its subsidiaries) or any committee thereof. The Director Plan expired on January 15, 1999. The shares of common stock issuable to an electing director under the Director Plan were required to be issued on January 15 following each fiscal year in a whole number (rounded down) resulting from the amount of such director's fees (or a portion thereof as determined by such director) for such previous fiscal year divided by 100% of the fair market value of the common stock as of January 1 of such previous fiscal year. The Board of Directors was required to determine the fair market value of the common stock as soon as practicable following January 1 of each fiscal year. The Director Plan covered 100,000 shares of common stock which were authorized for issuance and delivery thereunder. The Director Plan was administered by the Board of Directors of the Company.

     The Board of Directors determined that the fair market value of the common stock of the Company as of January 1, 1998 was $12.0265 per share for purposes of calculations for the 1998 fiscal year under the Director Plan. The Company has issued 9,503 shares of common stock, in the aggregate, to 18 electing directors of the Company and the Banks under the Director Plan for fiscal year 1998. The directors of the Company electing to receive shares of common stock in lieu of fees were Walter W. Carroll, II (1,216 shares), James L. Dewar, Jr. (1,139 shares), Thompson Kurrie, Jr. (893 shares), F. Ferrell Scruggs, Sr. (1,108 shares), D. Ramsay Simmons, Jr. (538 shares), and Joe P. Singletary (1,218 shares).

Employment Agreements
---------------------

     Pursuant to the merger between the Company and Investors this past year, First Community Bank of Southwest Georgia ("First Community"), a subsidiary of the Company, entered into an employment agreement with Tracy A. Dixon (the "Employment Agreement") pursuant to which Mr. Dixon serves as Chief Executive Officer of First Community. Under the Employment Agreement, which runs for 36 months from June 19, 1998, Mr. Dixon is entitled to receive an annual base salary subject to normal annual increase and is entitled to benefits, stock options, bonus, and other forms of compensation in amounts substantially similar to those provided to peer executives of the Company and its affiliates. In the event that Mr. Dixon's employment is terminated during the term of his Employment Agreement by First Community other than for "cause," Mr. Dixon voluntarily terminates employment for "good reason" (such as a material change in duties, a reduction in compensation or a required relocation of more than 50 miles), or First Community breaches the Employment Agreement, Mr. Dixon will be entitled to receive the compensation and benefits remaining under the Employment Agreement, in an amount corresponding to the fiscal year during the term of the Employment Agreement for which such compensation was highest. In such case, Mr. Dixon would receive such compensation for a term equal to the greater of (i) the remaining term of the Employment Agreement or (ii) 12 months.

     In the event of a change in control of the Company or First Community followed by a termination of Mr. Dixon without cause, a reduction in his compensation, a material change in his duties, a failure of First Community to increase his salary in accordance with established procedure, or a required relocation by Mr. Dixon of more than 50 miles, he will be entitled to receive severance benefits which include either (i) a lump sum equal to approximately three times his total annual compensation from First Community corresponding to the fiscal year during the term of the Employment Agreement for which such compensation was highest, or (ii) that lump sum amount divided into twelve monthly payments plus medical insurance and related benefits for Mr. Dixon and his family for a period of one year. In addition, in such an event, Mr. Dixon would be entitled to receive his base salary as accrued through the time of termination at the higher of the rate then in effect or the rate corresponding to the fiscal year during the term of the Employment Agreement for which his compensation was the highest. The Employment Agreement restricts Mr. Dixon from
(i) disclosing trade secrets, (ii) competing with First Community for a period of 18 months following termination within a 50 mile radius of First Community's main office, and (iii) employing any First Community employee for 12 months following termination.

Salary Continuation Plan
-------------------------

     Effective January 1, 1994, the Company adopted a Salary Continuation Plan which provides for benefits upon death, disability, or retirement of certain executive employees of the Company and the Banks, including R. Bradford Burnette, C. Larry Wilkinson, and William S. Cowart. Under this plan, a covered executive whose benefits are fully vested is entitled to receive payments in an annual amount equal to 40% of the average of the total compensation paid or payable to such employee for the three year period immediately preceding his or her death, disability, or retirement from the Company. These payments continue for fifteen years. The Salary Continuation Plan has a progressive vesting schedule commencing with the date upon which an employee becomes covered by the plan and ending with his or her projected retirement date at age 65. No employee of the Company or the Banks currently has benefits which are fully vested. While the Salary Continuation Plan is to be funded from the general assets of the Company, life insurance policies are required for the purpose of serving as the primary funding source. As of December 31, 1998, the cash values of these policies were $2,849,483 and liability accrued for benefits payable under the Salary Continuation Plan was $403,749.

Employee Stock Option Plan
--------------------------

     On April 18, 1994, the Company's shareholders approved the 1994 Employee Stock Option Plan (the "Employee Plan"), which provides for the grant of options to purchase shares of common stock to the employees of the Company. The Employee Plan serves as an employee incentive and encourages the continued employment of key personnel by facilitating their purchase of an equity interest in the Company. The Employee Plan is administered by the Board of Directors of the Company, which has the authority to select recipients, designate the number of shares to be covered by each option, and, subject to certain restrictions, specify the terms of the options. The Employee Plan provides for the granting of both "incentive stock options" and "nonqualified stock options". The exercise price for each incentive stock option granted under the Employee Plan shall in no event be less than 100% of the fair market value of common stock of the Company on the date of grant and no stock option shall be exercisable after the expiration of ten years from the date of grant. The Employee Plan covers 400,000 shares of common stock, which may be authorized for issuance and delivery by the exercise of options granted thereunder. The Company granted options to acquire 54,500 shares in the aggregate, to 41 employees under the Employee Plan in fiscal year 1998. As of March 15, 1999, 4,887 shares of the Company's common stock were still available for grants under the Employee Plan.

Compensation Committee Interlocks And Insider Participation
-----------------------------------------------------------

     The members of the Compensation Committee of the Company during 1998 were James L. Dewar, Jr., F. Ferrell Scruggs, Sr., Walter W. Carroll, II, Thompson Kurrie, Jr., and Joe P. Singletary, Jr. Mr. Dewar, Jr. formerly served as Vice President of the Company. The Company utilizes Coleman, Talley, Newbern, Kurrie, Preston & Holland to provide legal services to the Company and the Banks, which legal services include general legal services, as well as loan closing services. The law firm receives fees for general legal services, as well as legal fees earned in connection with loan closings, which fees are collected from the persons making the loans from the Banks. Mr. Kurrie is a partner in the law firm. The Company believes the services obtained from Mr. Kurrie's firm are on terms as favorable to the Company as could have been obtained from unaffiliated parties.

                      SHAREHOLDER RETURN PERFORMANCE GRAPH

  The following graph compares the Company's yearly percentage change in cumulative, five-year shareholder return with the Nasdaq Market Index and The Carson Medlin Company's Independent Bank Index (the "Independent Bank Index"). The Independent Bank Index is a compilation of the total shareholder return of 23 independent community banks located in the southeastern states of Florida, Georgia, North Carolina, South Carolina, Tennessee, Virginia, and West Virginia. The graph assumes that the value of the investment in the Company's common stock and in each index was $100 on December 31, 1993 and that all dividends were reinvested. The change in cumulative total return is measured by dividing (i) the sum of (a) the cumulative amount of dividends for the period, and (b) the change in share price between the beginning and end of the period, by (ii) the share price at the beginning of the period.

                       [PERFORMANCE GRAPH APPEARS HERE]


         COMPARISON OF FIVE YEAR CUMULATIVE SHAREHOLDER RETURNS AMONG
         PAB BANKSHARES, INC., INDEPENDENT BANK INDEX AND NASDAQ INDEX


Measurement period      Measurement PT -
(Fiscal Year Covered)   FYE 12/31/93       FYE 12/31/94   FYE 12/31/95   FYE 12/31/96     FYE 12/31/97     FYE 12/31/98
---------------------   ----------------   ------------   ------------   ------------     ------------     ------------
PAB BANKSHARES, INC.      $100             $107           $135           $225             $258             $404
INDEPENDENT BANK INDEX    $100             $119           $151           $191             $280             $296
NASDAQ INDEX              $100             $ 98           $138           $170             $209             $293


                        COMPLIANCE WITH SECTION 16(a) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 ("Section 16(a)") requires the Company's officers and directors, and persons who own 10% or more of the registered class of the Company's equity securities, to file with the Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and 10% or more shareholders are required by Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company, during fiscal year 1998 all directors, officers or 10% shareholders complied with all Section 16(a) filing requirements.

                             PRINCIPAL SHAREHOLDERS

     The following table sets forth certain information regarding the shares of the Company's common stock owned as of March 5, 1999 (i) by each person who beneficially owns more than 5% of the shares of the Company's common stock,
(ii) by each of the Company's directors and named executive officers, and
(iii) by all directors and executive officers of the Company as a group.

                                          Number of         Percentage
Name of Beneficial Owner/(1)/              Shares          Ownership/(2)/
-----------------------------             ---------        -------------
James L. Dewar, Sr.                     1,118,026/(3)/        13.48%

R. Bradford Burnette                      263,482/(4)/         3.18%

Walter W. Carroll, II                      73,055/(5)/          *

William S. Cowart                          43,356/(6)/          *

James L. Dewar, Jr.                     1,496,779/(7)/        18.05%

Tracy A. Dixon                             31,512               *

Bill J. Jones                             152,633/(8)/         1.84%

Thompson Kurrie, Jr.                       19,970               *

James B. Lanier, Jr.                       15,049               *

Paul E. Parker                             22,500               *

F. Ferrell Scruggs, Sr.                    88,967/(9)/         1.07%

John M. Simmons                           138,679/(10)/        1.67%

D. Ramsay Simmons, Jr.                     88,850/(11)/        1.07%

Joe P. Singletary, Jr.                     96,071/(12)/        1.16%

C. Larry Wilkinson                         91,982/(13)/        1.11%

Dewar Family, L.P.                      1,117,026/(14)/       13.47%
P. O. Box 2995
Valdosta, Georgia 31604

All directors and executive officers    2,572,944             31.34%
as a group (15 persons)

--------------------
*Less than 1%.

/(1)/ Under the rules of the Commission, a person is deemed to be a beneficial owner of a security if he or she has or shares the power to vote or to direct the voting of such security, or the power to dispose or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities that such person has the right to acquire beneficial ownership of within 60 days as well as any securities owned by such person's spouse, children or relatives living in the same household. Accordingly, more than one person may be deemed to be a beneficial owner of the same securities. Except as otherwise indicated, the persons named in the above table have sole voting and investment power with respect to all shares shown as beneficially owned by them. The information as to beneficial ownership has been furnished by the respective persons listed in the above table.

/(2)/ Based on 8,289,998 shares outstanding as of March 5, 1999. Shares underlying outstanding stock options or warrants held by the person indicated and exercisable within 60 days of such date are deemed to be outstanding for purposes of calculating the percentage owned by such holder.

/(3)/ Includes 1,117,026 shares owned by the Dewar Family, L.P., a family trust. Mr. Dewar, Sr. is a general partner of the Dewar Family, L.P. and possesses shared investment power as to all shares owned by the limited partnership and the power to vote 553,672 shares owned by the limited partnership. Includes 1,000 shares owned by Mr. Dewar, Sr.'s wife, of which shares Mr. Dewar, Sr. disclaims beneficial ownership.

/(4)/ Includes 5,652 shares held by Mr. Burnette's wife, of which shares Mr. Burnette disclaims beneficial ownership. Includes 75,000 vested stock options granted to Mr. Burnette. Includes 7,858 shares held in the name of PAB Bankshares Employee 401-K Plan, as to which shares Mr. Burnette has sole voting power and shared investment power.

/(5)/ Includes 1,121 shares held by Mr. Carroll's wife, of which shares Mr. Carroll disclaims beneficial ownership, and 5,980 shares held by Mr. Carroll's minor children.

/(6)/  Includes 25,200 vested stock options granted to Mr. Cowart.

/(7)/ Includes 1,117,026 shares owned by the Dewar Family, L.P. Mr. Dewar, Jr. is a general partner of the Dewar Family, L.P. and possesses shared investment power as to all shares owned by the limited partnership and the power to vote 563,354 shares owned by the limited partnership. Includes 47,950 shares which are held by Mr. Dewar, Jr.'s wife, of which shares Mr. Dewar, Jr. disclaims beneficial ownership.

/(8)/ Includes 60,134 shares held by Mr. Jones' minor grandchildren, over which shares Mr. Jones has custodial power.

/(9)/ Includes 16,117 shares held by Mr. Scruggs' wife, of which shares Mr. Scruggs disclaims beneficial ownership.

/(10)/ Includes 76,533 shares held by Mr. Simmons' wife, of which shares Mr.
       Simmons disclaims beneficial ownership. Includes 25,471 shares owned by Elberta Crate and Box Co. Profit Sharing Fund of which Mr. Simmons and D. Ramsay Simmons, Jr., his brother, are co-trustees and as to which Mr. Simmons has shared voting and investment power.

/(11)/ Includes 4,984 shares held by Mr. Simmons' wife and 14,552 shares held in a trust for the benefit of Mr. Simmons' wife, of which shares Mr. Simmons disclaims beneficial ownership. Includes 25,471 shares owned by Elberta Crate and Box Co. Profit Sharing Fund of which Mr. Simmons, Jr., and John
       H. Simmons, his brother, are co-trustees and as to which Mr. Simmons has shared voting and investment power.

/(12)/ Includes 14,796 shares held by Mr. Singletary's wife, of which shares Mr.
       Singletary disclaims beneficial ownership. Includes 5,818 shares owned by Singletary Brothers, of which Mr. Singletary is the President, and 2,000 shares owned by Tripo, Inc., of which Mr. Singletary is also the President.

/(13)/ Includes 1,009 shares held jointly with Mr. Wilkinson's wife as to which shares Mr. Wilkinson possesses shared voting and investment power. Includes 3,609 shares held by Mr. Wilkinson's wife of which shares Mr. Wilkinson disclaims beneficial ownership. Includes 25,200 vested stock options granted to Mr. Wilkinson.

/(14)/ The Dewar Family, L.P. is a limited partnership with Messrs. Dewar, Sr.
       and Dewar, Jr. as its general partners possessing shared investment power and each possessing voting power as to certain shares owned by the limited partnership.

                CERTAIN TRANSACTIONS AND BUSINESS RELATIONSHIPS

     During the past year, the Company acquired Investors and Eagle in merger transactions in which the shareholders of Investors and Eagle received common stock of the Company based on exchange ratios set forth in the respective merger agreements. Pursuant to the terms of those merger agreements, Bill J. Jones, John M. Simmons, James B. Lanier, Jr., Tracy A. Dixon, and Paul E. Parker were added to the Board of Directors of the Company and are being nominated for re-election at the Annual Meeting. See "Proposal One - Election of Directors." In addition, pursuant to the merger agreement for the Investors acquisition, First Community entered into an employment agreement with Mr. Dixon pursuant to which he serves as Chief Executive Officer of First Community. See "Executive Compensation - Employment Agreements."

     Certain of the officers, directors and shareholders of the Company named in this Proxy Statement and the Banks, and affiliates of such persons, have from time to time engaged in banking transactions with the Banks and are expected to continue such relationships in the future. Any loans or other extensions of credit made by the Banks to such individuals were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unaffiliated third parties and did not involve more than the normal risk of collectibility or present other unfavorable features. At December 31, 1998, loans to officers, directors and shareholders of the Company named in this Proxy Statement and the Banks and to affiliates of such persons amounted to $4,441,311, in the aggregate. Thompson Kurrie, Jr., a director of the Company and The Park Avenue Bank, is a partner in the law firm of Coleman, Talley, Newbern, Kurrie, Preston & Holland, which is engaged by the Company to provide legal services. See "Executive Compensation - Compensation Committee Interlocks and Insider Participation."

                             SHAREHOLDER PROPOSALS

     Any shareholder proposal intended for inclusion in the Company's Proxy Statement for the 2000 Annual Meeting of Shareholders must be received at the principal offices of the Company not later than November 29, 1999. In addition, the proxy solicited by the Board of Directors for that meeting will confer discretionary authority to vote on any shareholder proposal presented at that meeting unless the Company is provided with notice of such proposal by February 11, 2000.

                                 ANNUAL REPORTS

     Copies of the 1998 Annual Report are being mailed to all shareholders together with this Proxy Statement.

     The Company also will provide, without charge upon the written request of any shareholder, a copy of the Company's Annual Report on Form 10-K, including financial statements and financial statement schedules, filed with the Commission for the fiscal year ended December 31, 1998. Requests should be directed to: Denise McKenzie, PAB Bankshares, Inc., 3102 North Oak Street Extension, Valdosta, Georgia 31602.

                                                                      APPENDIX A

                             PAB Bankshares, Inc.

                            1999 STOCK OPTION PLAN

                                   ARTICLE I

                 Purpose, Scope and Administration of the Plan

  1.1  Purpose.  The purpose of this Stock Option Plan is to maximize the long-
       -------
term success of PAB Bankshares, Inc. (the "Company"), and its affiliates, to ensure a balanced emphasis on both current and long-term performance and to enhance participants' identification with shareholder interests by providing financial incentives to selected members of its and its affiliates' boards of directors, employees and consultants who are in positions to make significant contributions toward that success. It is intended that the Company will, through the grant of options to purchase its common stock, attract and retain (and allow its affiliates to attract and retain) highly qualified and competent employees and directors and motivate such employees and directors to exert their best efforts on behalf of the Company and its affiliates.

  1.2  Definitions.  Unless the context clearly indicates otherwise, for
       -----------
purposes of this Plan:

       (a) "Board of Directors" means the Board of Directors of the Company.

       (b) "Code" means the Internal Revenue Code of 1986, as amended.

       (c) "Committee" means the Stock Option Committee of the Board of Directors, which shall be composed of two or more members appointed from time to time by the Board of Directors from among its members. If the Board of Directors does not appoint an Stock Option Committee, all references in this Plan to the "Committee" shall be deemed to be references to the Board of Directors where the context so permits or requires.

       (d) "Common Stock" means the Common Stock of the Company, no par value per share, or such other class of shares or other securities to which the provisions of the Plan may be applicable by reason of the operation of Section
3.1 hereof.

       (e) "Company" means the Company and any affiliates of the Company, including affiliates of the Company which become such after adoption of this Plan; provided, however, that for purposes of granting Incentive Stock Options, the term "Company" shall include only the Company and its subsidiaries that are corporations in which the Company directly or indirectly owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in such corporation as provided in Code Section 424(f).

       (f) "Fair Market Value" of a share of Common Stock on a specified date means:

           (i) if the Common Stock is then traded on a national securities exchange, the closing price on such date of a share of the Common Stock as traded on the largest securities exchange on which it is then traded; or

           (ii) if the Common Stock is not then traded on a national securities exchange, the mean between the closing composite inter-dealer "bid" and "ask" prices for Common Stock, as quoted on the NASDAQ National Market System (A) on such date, or (B) if no "bid" and "ask" prices are quoted on such date, then on the next preceding date on which such prices were quoted; or

           (iii) if the Common Stock is not then traded on a national securities exchange or quoted on the NASDAQ National Market System, the value determined in good faith by the Committee.

       (g) "Grant Date," as used with respect to a particular Option, means the date as of which the Option is granted by the Committee pursuant to the Plan.

       (h) "Grantee" means the person to whom an Option is granted by the Committee pursuant to the Plan.

       (i) "Incentive Stock Option" means an Option, or any portion thereof, granted to an employee of the Company which qualifies as an Incentive Stock Option as described in Section 422 of the Code, unless the Committee expressly designates the Option, or such portion thereof, as a Nonqualified Stock Option.

       (j) "Nonqualified Stock Option" means any option granted under this Plan, other than an Incentive Stock Option.

       (k)  "Option" means an Option granted by the Committee pursuant to
Article II to purchase shares of Common Stock, which shall be designated at the time of grant as either an Incentive Stock Option or a Nonqualified Stock Option, as provided in Section 2.1 hereof.

       (l) "Option Agreement" means the agreement between the Company and a Grantee under which the Grantee is granted an Option pursuant to the Plan. Option Agreements need not be identical with other Option Agreements, either in form or substance, and need only conform to the terms and conditions of this Plan.

       (m) "Option Period" means, with respect to any Option granted hereunder, the period beginning on the Grant Date and ending at such time not later than the tenth anniversary of the Grant Date as the Committee in its sole discretion shall determine and during which the Option may be exercised.

       (n) "Plan" means this Company 1999 Stock Option Plan as set forth herein and as amended from time to time.

  1.3  Aggregate Limitation.
       --------------------

       (a) The maximum number of shares of Common Stock with respect to which Options may be granted shall not exceed a total of 600,000 shares in the aggregate, subject to possible adjustment in accordance with Section 3.1.

       (b) Any shares of Common Stock to be delivered by the Company upon the exercise of Options shall, at the discretion of the Board of Directors, be issued from the Company's authorized but unissued shares of Common Stock or transferred from any available Common Stock held in treasury.

       (c) The Committee may grant new Options hereunder with respect to any shares for which an Option expires or otherwise terminates prior to being exercised.

  1.4  Administration of the Plan.
       --------------------------

       (a) The Plan shall be administered by the Committee, which shall have the authority:

           (i) To determine the directors, employees, consultants and advisers of the Company to whom, and the times at which, Options shall be granted (provided that any grants made to participants who are "reporting persons" as defined in Section 16 of the Securities Exchange Act of 1934, shall, in the event the Committee fails to satisfy the requirements of Rule 16b-3, either be made by the full Board of Directors or by a sub-committee of the Committee, which satisfies such requirements), and the number of shares of Common Stock to be subject to each such Option, taking into consideration the nature of the services rendered by the particular Grantee, the Grantee's potential contribution to the long-term success of the Company and such other factors as the Committee in its discretion may deem relevant;

           (ii) To interpret and construe the provisions of the Plan and to establish rules and regulations relating to it;

           (iii) To prescribe the terms and conditions of the Option Agreements for the grant of Options (which need not be identical for all Grantees) in accordance and consistent with the requirements of the Plan; and

           (iv) To make all other determinations necessary or advisable to administer the Plan in a proper and effective manner.

       (b) All decisions and determinations of the Committee in the administration of the Plan and on other matters concerning the Plan or any Option shall be final, conclusive and binding on all persons, including (but not by way of limitation) the Company, the shareholders and directors of the Company, and any persons having any interest in any Options. The Committee shall be entitled to rely in reaching its decisions on the advice of counsel (who may be counsel to the Company).

  1.5  Eligibility for Awards.  The Committee shall in accordance with Article
       ----------------------
II designate from time to time the directors, employees, consultants and advisers of the Company who are to be granted Options. In no event may a person who is not an employee of the Company be granted an Incentive Stock Option under the Plan.

  1.6  Effective Date and Duration of Plan.  The Plan shall become effective on
       -----------------------------------
the date of its adoption by the Board of Directors; provided, that any grant of Options under the Plan prior to approval of the Plan by the shareholders of the Company is subject to such shareholder approval within 12 months of adoption of the Plan by the Board of Directors. Unless previously terminated by the Board of Directors, the Plan (but not any Options then outstanding) shall terminate on the tenth anniversary of its adoption by the Board of Directors.

                                  ARTICLE II

                                 Stock Options

  2.1  Grant of Options.
       ----------------

       (a) The Committee may from time to time, subject to the provisions of the Plan, grant Options to directors, employees, consultants and advisers of the Company under appropriate Option Agreements to purchase shares of Common Stock up to the aggregate number of shares of Common Stock set forth in Section 1.3(a).

       (b) The Committee may designate as an Incentive Stock Option any Option (or portion thereof) granted to an employee of the Company which satisfies the requirements of Sections 2.2 and 2.3 hereof. Any portion of an Option that is not designated as an Incentive Stock Option (or otherwise does not qualify as an Incentive Stock Option) shall be a Nonqualified Stock Option. A Nonqualified Stock Option must satisfy the requirements of Section 2.2 hereof, but shall not be subject to the requirements of Section 2.3.

  2.2  Option Requirements.
       -------------------

       (a) An Option shall be evidenced by an Option Agreement specifying the number and class of shares of Common Stock that may be purchased upon its exercise and containing such other terms and conditions consistent with the Plan as the Committee may determine to be applicable to that Option.

       (b) No Option shall be granted under the Plan on or after the tenth anniversary of the date upon which the Plan was adopted by the Board of Directors.

       (c) An Option shall expire by its terms at the expiration of the Option Period and shall not be exercisable thereafter.

       (d) The Committee may provide in the Option Agreement for the expiration or termination of the Option prior to the expiration of the Option Period, upon the occurrence of any event specified by the Committee.

       (e) The Committee may provide in the Option Agreement for vesting periods which require the passage of time and/or the occurrence of events in order for the Option to become exercisable.

       (f) The option price per share of Common Stock of an Incentive Stock Option shall not be less than the Fair Market Value of a share of Common Stock on the Grant Date. The option price per share of Common Stock of a Nonqualified Stock Option shall be such price as shall be determined by the Committee at the time any such Nonqualified Option is granted, and may be greater than, equal to, or less than the Fair Market Value of a share of Common Stock at the time such Nonqualified Option is granted.

       (g) An Option shall not be transferable other than by will or the laws of descent and distribution, except that any vested portion of Nonqualified Stock Options may be transferred if the transfer is approved in advance in writing by the Committee or Board of Directors in their sole discretion. Unless transferred with approval as provided in the preceding sentence, during the Grantee's lifetime an Option shall be exercisable only by the Grantee or, if the Grantee is disabled and the Option remains exercisable, by his or her duly appointed guardian or other legal representative. Upon the Grantee's death, but only to the extent that the Option is otherwise exercisable hereunder, an Option may be exercised by the Grantee's legal representative or by a person who receives the right to exercise the Option under the Grantee's will or by the applicable laws of descent and distribution.

       (h) Each Option Agreement shall contain an agreement that, upon demand by the Committee for such a representation, the Grantee (or any person acting on the Grantee's behalf) shall deliver to the Committee at the time of any exercise of an Option a written representation that the Common Stock to be acquired upon such exercise is to be acquired for investment and not for resale or with a view to the distribution thereof or such other representation as may be required by the Committee. Upon such demand, delivery of such representation prior to the delivery of any Common Stock issued upon exercise of an Option and prior to the expiration of the Option period shall be a condition precedent to the right of the Grantee or such other person to purchase any shares of Common Stock.

       (i) A person electing to exercise an Option shall give written notice of election to the Company in such form as the Committee may require, accompanied by payment of the full purchase price of the shares of Common Stock for which the election is made. Payment of the purchase price shall be made in cash or in such other form as the Committee may specify in the applicable Option Agreement.

  2.3  Incentive Stock Option Requirements.
       -----------------------------------

       (a) An Option granted to an employee of the Company and designated by the Committee as an Incentive Stock Option is intended to qualify as an "incentive stock option" within the meaning of Section 422 of the Code and shall satisfy, in addition to the conditions of Section 2.2 above, the conditions set forth in this Section 2.3.

       (b) An Incentive Stock Option shall not be granted to an individual who on the Grant Date owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company, unless the option price per share of Common Stock will not be less than 110% of the Fair Market Value thereof on the Grant Date and the Option Period does not extend beyond five years from the Grant Date.

       (c) The aggregate Fair Market Value, determined on the Grant Date, of the shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Grantee during any calendar year (under the Plan or any other plan of the Company or any parent or subsidiary thereof) shall not exceed $100,000.

                                  ARTICLE III

                              General Provisions

  3.1  Adjustment Provisions.
       ---------------------

       (a)  In the event of:

            (i)   payment of a  stock dividend in respect of Common Stock; or

            (ii) any recapitalization, reclassification, split-up or consolidation of or other change in the Common Stock; or

            (iii) any exchange of the outstanding shares of Common Stock in connection with a merger, consolidation or other reorganization of or involving the Company or a sale by the Company of all or a portion of its assets, for a different number or class of shares of stock or other securities of the Company or for shares of the stock or other securities of any other corporation;

then the Committee shall, in such manner as it may determine in its sole discretion, appropriately adjust the number and class of shares or other securities which shall be subject to Options and the purchase price per share which must be paid thereafter upon exercise of any Option. Any such adjustments made by the Committee shall be final, conclusive and binding upon all persons, including (but not by way of limitation) the Company, the shareholders and directors of the Company, and any persons having any interest in any Options which may be granted under the Plan.

       (b) Except as provided above in subparagraph (a) of this paragraph 3.1, issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class shall not affect the Options.

  3.2  Additional Conditions.  Any shares of Common Stock issued or transferred
       ---------------------
under any provision of the Plan may be issued or transferred subject to such conditions, in addition to those specifically provided in the Plan, as the Committee or the Company may impose, and may require as a condition to exercise of the Option that the Grantee (or any person acting on the Grantee's behalf) enter into any agreement or execute any acknowledgment that the Committee shall deem necessary to ensure that the shares of Common Stock acquired pursuant to the Option will be subject to any shareholders agreement as may be in effect at the time such Option is exercised.

  3.3  No Rights as Shareholder or to Employment.  No Grantee or any other
       -----------------------------------------
person authorized to purchase Common Stock upon exercise of an Option shall have any interest in or shareholder rights with respect to any shares of the Common Stock which are subject to any Option until certificates evidencing the shares have been issued and delivered to the Grantee or any such person upon the exercise of the Option. Furthermore, an Option shall not confer upon any Grantee any rights to employment or any other relationship with the Company, including without limitation any right to continue in the employ of the Company, nor affect the right of the Company to terminate the employment or other relationship of the Grantee with the Company at any time with or without cause.

  3.4  Legal Restrictions.  If in the opinion of legal counsel for the Company
       ------------------
the issuance or sale of any shares of Common Stock pursuant to the exercise of an Option would not be lawful for any reason, including (but not by way of limitation) the inability or failure of the Company to obtain from any governmental authority or regulatory body the authority deemed necessary by such counsel for such issuance or sale, the Company shall not be obligated to issue or sell any Common Stock pursuant to the exercise of an Option to a Grantee or any other authorized person unless the Company receives evidence satisfactory to its legal counsel that the issuance and sale of the shares would not constitute a violation of any applicable securities laws. The Company shall in no event be obligated to take any action which may be required in order to permit, or to remedy or remove any prohibition or limitation on, the issuance or sale of such shares to any Grantee or other authorized person.

  3.5  Rights Unaffected.  The existence of the Options shall not affect: the
       -----------------
right or power of the Company and its shareholders to make adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business; any issuance of bonds, debentures, preferred or prior preference stocks affecting the Common Stock or the rights thereof; the dissolution or liquidation of the Company, or sale or transfer of any part of its assets or business; or any other corporate act, whether of a similar character or otherwise.

  3.6  Withholding Taxes.  As a condition to exercise of an Option, the Company
       -----------------
may in its sole discretion withhold or require the Grantee to pay or reimburse the Company for any taxes which the Company determines are required to be withheld in connection with the grant or any exercise of an Option.

  3.7  Choice of Law.  The validity, interpretation and administration of the
       -------------
Plan and of any rules, regulations, determinations or decisions made thereunder, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with the laws of the State of Georgia. Without limiting the generality of the foregoing, the period within which any action in connection with the Plan must be commenced shall be governed by the laws of the State of Georgia, without regard to the place where the act or omission complained of took place, the residence of any party to such action or the place where the action may be brought or maintained.

  3.8  Amendment, Suspension and Termination of Plan.  The Plan may from time to
       ---------------------------------------------
time be terminated, suspended or amended by the Board of Directors in such respects as it may deem advisable, including any such amendment effected (i) so that the Incentive Stock Options granted hereunder shall be "incentive stock options" as such term is defined in Section 422 of the Code, or (ii) to conform to any change in any law or regulation governing the Plan, or the Options granted hereunder; provided, however, that no such amendment shall change the following unless approved by the shareholders of the Company within twelve months following the date such amendment is adopted:

       (A) The maximum aggregate number of shares for which Options may be granted under the Plan, except as required under any adjustment pursuant to
Section 3.1 hereof; or

       (B) The requirements as to eligibility for participation in the Plan in any material respect.

       (C)  Extend the term of the Plan.

  3.9  Headings.  The headings in this Plan are for convenience only and are not
       --------
to be used in interpreting the meaning or effect of any provisions hereof.

  AS ADOPTED BY THE BOARD OF DIRECTORS OF PAB BANKSHARES, INC. ON MARCH 15,
1999.

                                        PAB BANKSHARES, INC.


                                        By:  /s/ Denise McKenzie
                                           ------------------------
                                             Secretary

                              PAB BANKSHARES, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

          The undersigned shareholder hereby appoints James L. Dewar, Sr. and R. Bradford Burnette, and each or either one of them, with full power of substitution, as Proxies to represent and to vote, as designated below, all the shares of common stock of PAB Bankshares, Inc. (the "Company"), held of record by the undersigned on March 10, 1999, at the Annual Meeting of the Shareholders (the "Annual Meeting") to be held at 3102 North Oak Street Extension, Valdosta, Georgia 31602 on April 26, 1999, at __ a.m. or any adjournments thereof.

1. Election of the following nominees to the Board of Directors for the terms indicated below and until their successors are elected and qualified.

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1

     Nominees:  R. Bradford Burnette, William S. Cowart, Thompson Kurrie, Jr.,
                Paul E. Parker, and Tracey A. Dixon for terms expiring at the 2002 Annual Meeting.

                Bill J. Jones, James B. Lanier, Jr., and John M. Simmons for terms expiring at the 2001 Annual Meeting.

                James L. Dewar, Jr. for a term expiring at the 2000 Annual Meeting.


       [_]  For all Nominees listed          [_]  Withhold Authority to vote
            above (except as marked               for all Nominees listed above
            to the contrary below

     Instructions: To withhold authority to vote for any individual Nominee, write that Nominee's name in the following space provided:
                                                                             .
     ------------------------------------------------------------------------

2. Approval of amendment to the Company's Articles of Incorporation to increase the number of shares of common stock that the Company is authorized to issue from 15,000,000 shares to 98,500,000 shares.

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2

       [_]  FOR                  [_]  AGAINST             [_]  ABSTAIN

3.   Approval of the adoption of the PAB Bankshares, Inc. 1999 Stock Option
     Plan.

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 3

       [_]  FOR                  [_]  AGAINST             [_]  ABSTAIN

4. In their discretion, the Proxies are authorized to vote upon such of the matters as may properly come before the Annual Meeting or any adjournments thereof.

     This Proxy revokes all prior proxies with respect to the Annual Meeting and may be revoked prior to its exercise. No proposal above is conditioned on or related to any other proposal.

     Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

   THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTOR NOMINEES NAMED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3 AND IN THE DISCRETION OF THE PERSONS NAMED AS PROXIES ON ALL OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS THEREOF.


DATED:
      ------------------------------              -----------------------------
                                                  Signature

PLEASE MARK, SIGN, DATE AND RETURN
THIS PROXY PROMPTLY USING THE ENCLOSED
ENVELOPE
                                                  -----------------------------
                                                  Signature (if held jointly)